UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

‘mktg, inc.’

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

75 Ninth Avenue, New York, New York 10011	10011

(Address of principal executive office) (Zip Code)	(Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2008, ‘mktg, inc.’ (the “Company”) received a letter from The Nasdaq Stock Market stating that the Company is not in compliance with the requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) because of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2008.

As previously reported, the Company has determined that its audited consolidated financial statements for the fiscal year ended March 31, 2008 and unaudited interim consolidated financial statements for the quarter ended June 30, 2008, may need to be restated. The Company is conducting a review of its historical financial statements and is working with its independent registered public accounting firm toward being able to file amended Forms 10-Q and 10-K, which would then enable the Company to file its 10-Q for the quarter ended September 30, 2008. The Company intends to make all necessary filings to become current in its reporting obligations as soon as practicable.

Pursuant to Nasdaq rules, the Company has 60 days to submit a plan to Nasdaq to regain compliance. The Company will endeavor to become current in its reporting obligations within such 60-day period, and intends to submit a compliance plan to Nasdaq if it is unable do so. Following any such submission, Nasdaq may provide the Company with up to 180 days (until May 13, 2009), to regain compliance.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2008

‘mktg, inc.’

By:	/s/ Fred Kaseff

Fred Kaseff,
Chief Financial Officer